PokerTek Announces Results for Second Quarter 2007

MATTHEWS, NC—(BUSINESS WIRE)—August 13, 2007—PokerTek, Inc. (NASDAQ: PTEK) today announced financial results for the three and six months ended June 30, 2007. Net loss for the second quarter of fiscal 2007 was approximately $2,811,000, or ($0.27) per diluted share, compared with net loss of approximately $2,232,000, or ($0.24) per diluted share, in the second quarter of 2006. Net loss for the six months ended June 30, 2007 was approximately $5,438,000, or ($0.54) per diluted share, compared with net loss of approximately $3,823,000, or ($0.40) per diluted share, in the six months ended June 30, 2006.

Second Quarter Financial Results

Q2 and Current Highlights

•	The company’s gaming table count increased from 81 PokerPro tables at March 31, 2007 to 104 at June 30, 2007 to 135 today.

•	The company announced the Heads-Up Challenge World Series of Poker Edition, its first amusement product, in June 2007 and formally unveiled the product at the World Series of Poker in early July 2007.

•
The company completed a private placement of its common stock and convertible warrants to institutional investors in April 2007, resulting in net proceeds to the company of approximately $12.5 million.

Revenues from both license fees and equipment sales relating to the PokerPro™ system totaled approximately $916,000 during the three-month period ended June 30, 2007, up from $314,000 in the same period in 2006. Revenues consisted of: aggregate recurring license fees for the three-month period ended June 30, 2007 and the same period in 2006 of approximately $602,000 and $133,000, respectively, which represents a 353% increase; and the remainder from equipment sales to our international distributor, Aristocrat International Pty. Limited, for its use in demonstrations of the PokerPro™ system to international licensing bodies and potential customers.

The net loss increased to approximately $2,811,000 from approximately $2,232,000 in the same period in 2006, creating a net loss per common share, basic and diluted, of ($0.27) compared to ($0.24) for the second quarter of fiscal year 2006. The increases in the following factors were the primary components affecting the increased loss for the second quarter of 2007 as compared to the second quarter of 2006: employees’ salaries and benefits; depreciation expense; fees related to compliance with licensing and regulatory requirements; expenses related to sales efforts; research and development related to our Heads-Up Challenge product; and legal and professional fees.

“PokerTek continues to make steady progress in our casino business. We have 135 tables installed as of today, up from 14 one year ago,” stated Lou White, PokerTek’s Chief Executive Officer.  “We are also excited about entering the amusement business with the launch of our Heads-Up Challenge product, which we anticipate rolling out to bars and restaurants in the near future.”

Year-to-Date Financial Results

Revenues from both license fees and equipment sales totaled approximately $1,507,000, up from approximately $787,000 in the same period in 2006. Revenues consisted of: aggregate recurring license fees for the six-month period ended June 30, 2007 and the same period in 2006 of approximately $1,110,000 and $493,000, respectively; and the remainder from equipment sales to our international distributor, Aristocrat International Pty. Limited, for its use in demonstrations of the PokerPro™ system to international licensing bodies and potential customers.

The net loss increased to approximately $5,438,000 from approximately $3,823,000 in the same period in 2006, creating a net loss per common share, basic and diluted, of ($0.54) compared to ($0.40) for the first six months of fiscal year 2006. The increases in the following factors were the primary components affecting the increased loss for the first six months of 2007 as compared to the same period of 2006: employees’ salaries and benefits; depreciation expense; fees related to compliance with licensing and regulatory requirements; expenses related to sales efforts; and consulting fees related to product development. A decrease in interest income for the six-month period ended June 30, 2007 as compared to the same period in 2006 also contributed to the increased loss. At June 30, 2007, PokerTek had no debt and approximately $14.7 million in total cash and cash equivalents.

Conference Call

As previously announced on August 6, 2007, PokerTek will host a conference call to discuss its second quarter fiscal year 2007 results on Monday, August 13, 2007 at 5:00 p.m. Eastern Daylight Time.

Interested parties may listen to and participate in the conference call by dialing (800) 573-4842 (U.S./Canada) or (617) 224-4327 (Other) and entering passcode 14373007. The conference call will be webcast simultaneously through a link on our website, www.pokertek.com, under the heading “Investor Relations,” as well as at www.earnings.com and www.streetevents.com. A replay of the conference call will be available approximately two hours after the conclusion of the call for approximately 24 hours by dialing (888) 286-8010 (U.S./Canada) or (617) 801-6888 (Other) and entering passcode 40865822. A replay of the conference call will also be made available for one year on our website, www.pokertek.com, under the heading “Investor Relations.”

About PokerTek, Inc.

PokerTek™, Inc. (NASDAQ: PTEK), headquartered in Matthews, NC, develops and markets PokerPro® and PokerPro® Heads-Up™ electronic poker tables and related software applications designed to increase casino revenue, reduce expenses and attract new players into poker rooms. PokerTek entered the amusement space by introducing Heads-Up Challenge™, a heads-up poker table for bars and restaurants that targets adults who play for amusement only. PokerPro tables are located in the United States, the United Kingdom, Germany, Australia, South Africa and on several major cruise lines. For more information, please visit the company's website at www.pokertek.com <http://www.pokertek.com/> or contact Chris Daniels at 704.849.0860 x101.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future (including pending gaming and patent approvals) and projections relating to products, sales, revenues and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future.  You should be aware that although the forward-looking statements included herein represent management's current judgment and expectations, our actual results may differ materially from those projected, stated or implied in these forward-looking statements as a result of many factors, including, but not limited to, overall industry environment, customer acceptance of our products, delay in the introduction of new products, the further approvals of regulatory authorities, adverse court rulings, production and/or quality control problems, the denial, suspension or revocation of permits or licenses by governmental authorities, competitive pressures and general economic conditions, and our financial condition.  These and other risks and uncertainties are described in more detail in our most recent annual report on Form 10-K and in other filings that we make with the Securities and Exchange Commission.  Forward-looking statements speak only as of the date they are made.  We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the Securities and Exchange Commission that discuss other factors germane to our business.

PokerTek, Inc.
Balance Sheets

	June 30, 2007	December 31, 2006
Assets	(unaudited)
Current Assets
Cash and cash equivalents	14,741,227	$9,353,501
Trade receivables, net of allowance of $19,301	708,646	272,389
Prepaid expenses and other assets	191,046	204,217
Inventory	1,892,341	1,900,996
Total current assets	17,533,260	11,731,103

Other Assets
Other assets	430,167	345,638
Property and equipment, net of accumulated depreciation	4,533,250	3,046,056

Total assets	22,496,677	$15,122,797

Liabilities and Shareholder's Equity
Current Liabilities
Accounts payable and accrued expenses	887,852	$1,003,186

Commitments	-	-

Shareholder's Equity
Preferred stock, no par value per share; authorized 5,000,000, none
issued and outstanding	-	-
Common stock, no par value per share; authorized 100,000,000 shares, issued and outstanding 10,918,964 and 9,472,020 at June 30,
2007 and December 31, 2006, respectively	-	-
Capital	40,883,698	27,956,685
Accumulated deficit	(19,274,873)	(13,837,074)
Total shareholder's equity	21,608,825	14,119,611

Total liabilities and shareholder's equity	22,496,677	$15,122,797

PokerTek, Inc.
Statements of Operations
(Unaudited)

	Three Months Ended June 30,
	2007	2006

Revenues:
License Fees	$601,991	$133,178
Product Sales	313,705	181,086
Total revenues	915,696	314,264

Costs and operating expenses:
Cost of product sales	243,865	172,613
Selling, general and administrative	2,060,840	1,517,816
Research and development	1,122,791	910,662
Depreciation	467,443	152,007
Total costs and operating expenses	3,894,939	2,753,098

Operating loss	(2,979,243)	(2,438,834)

Non-operating income:
Interest income, net	168,422	206,849

Net loss	$(2,810,821)	$2,231,985)

Net loss per common share - basic and diluted:	$(0.27)	$(0.24)

Weighted average common shares outstanding - basic and diluted:	10,503,810	9,472,020

PokerTek, Inc.
Statements of Operations
(Unaudited)

	Six Months Ended June 30,
	2007	2006

Revenues:
License Fees	$1,110,102	$493,178
Product Sales	397,170	293,602
Total revenues	1,507,272	786,780

Costs and operating expenses:
Cost of product sales	317,452	282,301
Selling, general and administrative	3,923,543	2,510,392
Research and development	2,130,079	1,951,421
Depreciation	833,251	267,930
Total costs and operating expenses	7,204,325	5,012,044

Operating loss	(5,697,053)	(4,225,264)

Non-operating income:
Interest income, net	259,254	402,544

Net loss	$(5,437,799)	$(3,822,720)

Net loss per common share - basic and diluted:	$(0.54)	$(0.40)

Weighted average common shares outstanding - basic and diluted:	9,990,765	9,470,816

PokerTek, Inc.
Statements of Cash Flows
(Unaudited)

	Six Months Ended June 30,
	2007	2006
Cash Flows from Operating Activities
Net loss	$(5,437,799)	$(3,822,720)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	833,251	267,930
Stock-based compensation expense	363,081	364,373
Changes in assets and liabilities:
Decrease (increase) in trade and other receivables	(436,257)	6,915
Decrease (increase) in prepaid expenses and other assets	(71,358)	49,103
Decrease (increase) in inventory	8,655	(358,797)
Increase (decrease) in accounts payable and accrued expenses	(115,334)	44,266
Net cash used in operating activities	(4,855,761)	(3,448,930)
Cash flows from investing activities
Purchases of property and equipment	(2,320,445)	(648,384)
Net cash used in investing activities	(2,320,445)	(648,384)
Cash flows from financing activities
Proceeds (expenses) from issuance of common stock and common stock options exercised, net of expenses	12,563,932	(36,671)
Net cash provided by (used in) financing activities	12,563,932	(36,671)
Net increase (decrease) in cash and cash equivalents	5,387,726	(4,133,985)
Cash and cash equivalents:
Beginning	9,353,501	20,373,900
Ending	$14,741,227	$16,239,915